EXHIBIT 10.1

BASIC ORDERING AGREEMENT # 10XS020

INTRODUCTION

This Agreement, effective 1 November 2009 is made between SAIC-Frederick, Inc., a subsidiary of SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (hereinafter known as "SAIC-F"), a Delaware corporation with offices in Frederick, MD, and GenVec, Inc. (hereinafter known as "Subcontractor"), a corporation, with principal offices in Gaithersburg, MD.  The effort to be performed by Subcontractor under this Agreement will be part of SAIC-F's Prime Contract HHSN261200800001E that has been issued by The National Cancer Institute, Frederick MD.  The provisions and clauses contained herein are influenced by and reflect the relationship of the parties in that contract, which was awarded and is administered under the provision of the Federal Acquisition Regulation (FAR).  There is no privity of contract between the Subcontractor and the Government.

This Agreement is established to provide the necessary goods and services to the National Institute of Allergies and Infectious Diseases (NIAID) for the development of vaccine manufacturing infrastructure that includes the capacity for cGMP production of materials for Phase I/II clinical trials.

In witness whereof and in consideration of the mutual obligations assumed under this Agreement, SAIC-F and GenVec agree to the Terms and Conditions attached hereto and incorporated by reference and represent that this Agreement is executed by duly authorized representatives as of the dates below:

For GenVec, Inc:	For SAIC-Frederick, Inc:

x /s/ Douglas J. Swirsky	x /s/ Eugene B. Anderson

Name: Douglas J. Swirsky, CPA, CFA	Eugene B. Anderson Name:Subcontracts Supervisor

Title: Senior VP and Chief Financial Officer	Title:

Date: November 2, 2009	Date: November 3, 2009

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

SCHEDULE A

SPECIFIC TERMS AND CONDITIONS

1.0  AGREEMENT TYPE
This Basic Ordering Agreement (hereinafter known as "BOA") is, of itself, unfunded and does not commit SAIC-F to pay any costs related to or as a result of its award to the agreement holder.  The obligation of funds shall be accomplished solely through the award of Task Orders issued on a Cost Reimbursement plus Fixed Fee basis and under the terms of this BOA.  A General Scope of Work is provided in Attachment I (Statement of Work) with specific Statements of Work to be provided with subsequent Orders.  Through execution of this document, SAIC-F and Subcontractor mutually agree:
a.
that the Subcontractor has adequate capability and technical expertise to furnish all services, qualified personnel, materials, supplies, facilities and other resources as may be required under this BOA;

b.	that, as the need for specific work related to the requirements of this Agreement is identified, SAIC-F shall issue a Request for Quote (RFQ) for this specific work;
c.	that, when a RFQ is received by the Subcontractor pursuant to this Agreement, the Subcontractor shall respond with a proposal or provide an indication that it is not responding to the particular RFQ;
d.	that each RFQ shall clearly state:
i.	The due date for proposals;
ii.	A detailed description of the supplies or services to be required;
iii.	Applicable quality standards;
iv.	Delivery Schedules, place of delivery, inspection and acceptance requirements;
v.	Technical Evaluation Criteria, as required;
vi.	Specific terms and conditions, as applicable; and
vii.	Specific instructions for proposal submission.
e.
that SAIC-F shall award Task Orders, at its discretion, based upon responses to RFQs issued pursuant to this Agreement, and that each task order award shall be made based upon the award factors specified in the RFQ for the specific requirement;

2.0  AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009
Work performed under this Agreement will be funded, in whole or in part, with funds appropriated by the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, (Recovery Act or Act).  The Recovery Act's purposes are to stimulate the economy and to create and retain jobs.  The Act gives preference to activities that can be started and completed expeditiously, including a goal of using at least 50 percent of the funds made available by it for activities that can be initiated not later than June 17, 2009.

Be advised that Recovery Act funds can be used in conjunction with other funding as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the Recovery Act and related Guidance.  For projects funded by sources other than the Recovery Act, SUBCONTRACTOR should plan to keep separate records for Recovery Act funds and to ensure those records comply with the requirements of the Act.

The Government has not fully developed the implementing instructions of the Recovery Act, particularly concerning the how and where for the new reporting requirements.  The SUBCONTRACTOR will be provided these details as they become available.  The SUBCONTRACTOR must comply with all requirements of the Act.  If the SUBCONTRACTOR believes there is any inconsistency between ARRA requirements and current subcontract requirements, the issues will be referred to the Procurement Representative for reconciliation.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Be advised that special provisions may apply to projects funded by the Act relating to:
•	Reporting, tracking and segregation of incurred costs;
•	Reporting on job creation and preservation;
•	Publication of information on the Internet;
•	Protecting whistleblowers; and
•	Requiring prompt referral of evidence of a false claim to the inspector general.

A.	Definitions

For purposes of this clause, "Covered Funds" means funds expended or obligated from appropriations under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5.  Covered Funds will have special accounting codes and will be identified as Recovery Act funds in the subcontract and/or modification using Recovery Act funds.

Non-Federal employer means any employer with respect to Covered Funds — the CONTRACTOR or SUBCONTRACTOR, as the case may be, if the CONTRACTOR or SUBCONTRACTOR is an employer; and any professional membership organization, certification of other professional body, any agent or licensee of the Federal government, or any person acting directly or indirectly in the interest of an employer receiving Covered Funds; or with respect to Covered Funds received by a State or local government, the State or local government receiving the funds and any CONTRACTOR or SUBCONTRACTOR receiving the funds and any CONTRACTOR or SUBCONTRACTOR of the State or local government; and does not mean any department, agency, or other entity of the federal government.

B.	Flow Down Provision

Subcontractors must include this clause in every lower-tier subcontract over $25,000 that is funded, in whole or in part, by the Recovery Act unless the subcontract is with an individual.

C.	Segregation and Payment of Costs

SUBCONTRACTOR must segregate the obligations and expenditures related to funding under the Recovery Act.  Financial and accounting systems should be revised as necessary to segregate, track and maintain these funds apart and separate from other revenue streams.  No part of the funds from the Recovery Act shall be commingled with any other funds or used for a purpose other than that of making payments for costs allowable for Recovery Act projects.  Recovery Act funds can be used in conjunction with other funding as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the Recovery Act and OMB Guidance.

Invoices must clearly indicate the portion of the requested payment that is for work funded by the Recovery Act.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

D.	Prohibition on Use of Funds

None of the funds provided under this agreement derived from the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5 may be for any casino or other gambling establishment, aquarium, zoo, golf course, or swimming pool.

E.	Publication

Information about this agreement will be published on the Internet and linked to the website www.recovery.gov, maintained by the Accountability and Transparency Board.  The Board may exclude posting contractual or other information on the website on a case-by-case basis when necessary to protect national security or to protect information that is not subject to disclosure under sections 552 and 552a of title 5, United States Code.

F.	Registration requirements

SUBCONTRACTOR, and all lower-tier subcontractors, must obtain a DUNS number and be registered in the Central Contractor Registration (CCR) in accordance with FAR 52.204-11.

G.	Utilization of Small Business

SUBCONTRACTOR shall to the maximum extent practicable give a preference to small business in the award of lower-tier subcontracts for projects funded by Recovery Act dollars.

H.	Other Reporting Requirements

Representation & Certification Part G shall be submitted on a Government Fiscal quarterly basis to the cognizant Subcontract Administrator not later than the last day of the quarter, or as otherwise instructed in writing.

SUBCONTRACTOR, and all lower-tier subcontractors, must log onto the following website http://saic.ncifcrf.gov/ARRA/form.aspx and enter the required data on a (calendar) quarterly basis by the last business day of the final month of each quarter.  Subcontractor will need to create a log-in identification which will be used each time data is entered.  This ARRA reporting is considered a subcontract deliverable and failure to comply may be considered a breach of the subcontract

3.0  PERIOD OF PERFORMANCE
The period of performance for this BOA is 1 November 2009 through 31 October 2014 unless amended in writing by mutual agreement of the parties.  Subcontractor is not obligated to continue work or provide services and SAIC-F is not obligated to compensate Subcontractor for expenses incurred or commitments made before or after these dates.

Any Task Order issued during the effective period of this Agreement and not completed within that period shall be completed by the Subcontractor within the time specified in the Task Order.  The BOA shall govern the Subcontractor's and SAIC-F's rights and obligations with respect to that Task Order to the same extent as if the Task Order were completed during the BOA's effective period.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

4.0  PRICE SCHEDULE/FUNDING
Price schedules, Task Order ceiling amounts, and funding levels (if applicable) shall be established for each Task Order issued under this Agreement which shall be effective for the period of performance identified therein.

5.0  QUALITY ASSURANCE/INSPECTION
All goods furnished and services performed pursuant hereto shall be subject to inspection and testing by SAIC-F at all reasonable times and places during the Agreement term and in any event prior to Final Acceptance as defined in the individual Orders.  No inspection made prior to Final Acceptance shall relieve Subcontractor from responsibility for defects or other failure to meet the requirements of this Agreement.  In the event that goods furnished or services supplied are not in accordance with the individual Order's Statement of Work or other requirements, SAIC-F may require Subcontractor to promptly correct, repair, replace or re-perform the goods or services.  The cost of correction, repair, replacement, or re-performance shall be determined under Section 26 "Legal Construction and Interpretation" of this Agreement.  If Subcontractor fails to proceed with the required correction, repair, replacement, or re-performance within the period established by Section 21 "Termination", SAIC-F may terminate the Agreement for default.  If Subcontractor is unable to accomplish the foregoing, then SAIC-F may procure such materials and services from another source or perform such services in-house and charge to Subcontractor's account all costs, expenses and damages associated with the reprocurement.  SAIC-F's approval of designs furnished by Subcontractor shall not relieve Subcontractor of its obligations hereunder.

6.0  ACCEPTANCE
Acceptance of deliverables tendered by Subcontractor hereunder shall be made by SAIC-F's Contractual Representative in writing.  Any other form of communication from other persons or entities shall not be construed as acceptance under this agreement.  Additionally, payment for services rendered, or deliverables provided, shall not be construed as acceptance by SAIC-F, nor does it negate or in any way diminish any rights afforded SAIC-F for remedies as a result of defects or nonconformance, either patent or latent, or other breach of warranty, or to make any claim for damages of any and all kind.  Notwithstanding instances of nonconformity or noncompliance by Subcontractor, SAIC-F shall act in good faith to provide written acceptance in a timely manner and make payments related thereto in accordance with the payment terms indicated in Section 8.0.

7.0  INVOICES
7.1
Content.  Invoices shall be provided in the same manner as set forth in the Estimated Cost Worksheet for each Order and contain, at a minimum, the following information: subcontract number, labor categories, hourly rates, labor hours, fringe rate, extended totals by category, material, indirect rates, general & administrative rates and other direct costs detail shall be separated from labor costs.  Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, invoice date and withholding amount.  All invoices shall be submitted in US Dollars ($USD).

7.2	Format. Invoices should be provided electronically (in .pdf format or other commonly used format) to: apinvoices@mail.nih.gov Where electronic invoices are not possible, hard copies may be mailed to:

SAIC-Frederick, Inc
Accounts Payable
P.O. Box B
Frederick, MD 21702-1201

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

7.3
Timing.  Properly formatted invoices shall be generated monthly and delivered to SAIC-F not later than close of business on the 15th calendar day of each month.  In the event the day specified falls on a weekend or federally-recognized holiday, invoices shall be due to SAIC-F by close of business on the next business day.  In consideration of the need to provide timely invoices to SAIC-F, the parties hereby agree that failure to comply with the schedule herein shall result in a two percent (2%) net reduction of the invoice value.  Only SAIC-F's Contractual Representative has the authority to deviate from this schedule.

8.0  PAYMENT
SAIC-F shall pay the Subcontractor upon the submission of an acceptable invoice approved by SAIC-F as follows:
8.1
Payment Terms.  SAIC-F may, at its discretion, require Subcontractor to substantiate invoices by evidence of actual payment and by individual daily job time cards, or other substantiation approved by the SAIC-F.  SAIC-F's ability to request additional documentation will not invoke the two percent (2%) net reduction of the invoice value discussed in Section 7.3 above.  SAIC-F shall pay in U.S. dollars ($USD) the invoice within 30 days after receipt of a proper invoice.  Unless specifically authorized in writing by the SAIC-F, the Subcontractor is not authorized to perform and the SAIC-F is not obligated to reimburse the Subcontractor for work performed on an Overtime or Shift Premium basis.  FAR 52.247-34 F.O.B.  Destination shall apply to any applicable deliveries made under this Agreement.

8.2
Materials, Supplies and other direct costs.  Materials, supplies and other direct costs, including travel (if authorized), will be reimbursed on an actual-cost basis in accordance with consistently applied Generally Accepted Accounting Principles or, if applicable, as prescribed in Section 9.0 "Travel".  Where materials are withdrawn from inventories, cost must be determined in accordance with proper accounting practices consistently followed by Subcontractor.  Subcontractor shall support all material cost claims by submitting invoices, storeroom requisition receipts, expense reports, or other substantiation acceptable to SAIC-F.

8.3
Certification.  Subcontractor agrees that invoices submitted under this Agreement constitute a certification that the costs included are accurate, allocable to this Agreement, and allowable under the terms and conditions of the same and all personnel charged to this Agreement will meet the applicable minimum education and experience qualifications required for the labor category billed.

9.0  TRAVEL
Travel costs are not permitted under this Agreement.

10.0  AGREEMENT ATTACHMENTS / ORDER OF PRECEDENCE
10.1	Agreement Attachments. The following attachments are provided with this Agreement and incorporated in full force and effect as described in Section 10.2—Order of Precedence:

Attachment	Description	Pages
1	Statement of Work	3
2	ARRA Representations and Certifications (Part G)	3

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

10.2	Order of Precedence. In the event of an inconsistency or conflict between or among the provisions of this Agreement, the inconsistency shall be resolved by giving precedence in the following order:

10.2.1	This Agreement including any provisions, terms and conditions and attachments
10.2.2	Orders issued hereunder
10.2.3	Specifications and/or drawings
10.2.4	Other documents or exhibits when attached

11.0  WARRANTY
Subcontractor represents and warrants (1) that the overhead rates charged for the work performed hereunder shall not exceed the NIH approved rates for reimbursement (2) that all goods and services delivered pursuant hereto will be free from defects in material and workmanship; (3) that all goods and services will conform to applicable specifications, standards of quality and performance, and that all items will be suitable for their intended purpose; and (4) that the goods covered by this Agreement are fit and safe for consumer use, if so intended.  All representations and warranties of Subcontractor together with its service warranties and guarantees, if any, shall convey to SAIC-F and SAIC-F's customers.  The foregoing warranties shall survive any delivery, inspection, acceptance, or payment by SAIC-F.

12.0  TECHNICAL AND CONTRACTUAL REPRESENTATIVES
12.1	The following authorized representatives are hereby designated for this Agreement:

FOR SUBCONTRACTOR:	FOR SAIC-F:

Technical:	Technical (COTR):
Jason Gall	Dr. Criss Tarr, Sc.D.
Director of Research, Head of HIV	Director, VCMP
65 W Watkins Mill	SAIC-Frederick, Inc.
PO Box B
Gaithersburg, MD 20858	Frederick, MD 21702
Tel. No. + 12406320740	Tel. No. 301-228-4017
Email jgall@genvec.com	Email ctarr@mail.nih.gov

Contractual:	Contractual (Contracting Officer)::
Michael Tucker	Eugene Anderson
Head of Business Development	Contracting Officer
65 W Watkins Mill	SAIC-Frederick, Inc.
PO Box B
Gaithersburg, MD 20858	Frederick, Maryland 21702
Tel. No. +12406320740	Tel. No. 301-228-4008
Email mtucker@genvec.com	Email andersoneugene@mail.nih.gov

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Invoices:	Invoices/Administrative (Contract Specialist)::
Jim Lambert	Max “Chuck” Moore
Controller	Subcontract Specialist
65 W Watkins Mill	SAIC-Frederick, Inc.
PO Box B
Gaithersburg, MD 20858	Frederick, Maryland 21702
Tel. No. +12406320740	Tel. No. 301-228-4019
Fax No. jlambert@genvec.com	Email mooremax@mail.nih.gov

12.2
Contacts with SAIC-F that affect the price, schedule, statement of work or the Terms and Conditions shall be made only with the authorized contractual representative.  No changes to this Agreement shall be binding upon SAIC-F unless incorporated in a written modification signed by SAIC-F's Contractual Representative.  The Subcontractor will not accept any instructions issued by any person employed by, or otherwise representing, the U.S. Government.

12.3
Any notice to be given hereunder by either Party to the other shall be in writing or by common electronic means and shall be deemed received when confirmation is received.  The Parties agree that notices delivered orally do not constitute official, enforceable, notices hereunder.

13.0  CHANGES AND SUSPENSION
SAIC-F may, by written notice to Subcontractor at any time before completion of this Agreement, make changes within the general scope of this Agreement in any one of the following: (a) drawings, designs, or specifications; (b) quantity; (c) place of delivery; (d) method of shipment or routing; and (e) make changes in the amount of SAIC-F furnished property.  If any such change causes a material increase or decrease in any hourly rate or the not-to-exceed ceiling price, or the time required for the performance of any part of the work under this Agreement, the SAIC-F shall make an equitable adjustment in the hourly rates or delivery schedule, or both, and shall modify the subcontract not-to-exceed ceiling price.  The Subcontractor must have notified SAIC-F in writing of any request for such adjustment within twenty (20) business days from the date of such notice from SAIC-F or from the date of any act of SAIC-F, which Subcontractor considers, constitutes a change.  Failure to agree to any adjustment shall be a dispute under the Disputes clause (Section 20.0) of this Agreement.  However, Subcontractor shall proceed with the work as changed without interruption and without awaiting settlement of any such claim.

14.0  KEY PERSONNEL
14.1	For purposes of this clause, Key Personnel are those individuals who are recognized as essential to the successful completion and execution of this Agreement.

14.2
Personnel designated as Key Personnel shall be assigned to the extent necessary for the timely completion of the task to which assigned.  Any substitution or reassignment involving Subcontractor's Key Personnel assigned to this work shall be made only with persons of equal abilities and qualifications and is subject to prior written approval of SAIC-F, which shall not be unreasonably withheld.

14.3	If directed by the Government, SAIC-F may direct the removal of any individual assigned to this Agreement.

14.4	Subcontractor's Key Personnel for this Agreement are:

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

NAME	TITLE
Jason Gall	Director of Research, Head of HIV

15.0  ASSIGNMENT
Neither this Agreement nor any interest herein may be assigned, in whole or in part, without the prior written consent of SAIC-F except that the Subcontractor shall have the right to assign this Agreement to any successor of such party by way of merger or consolidation or the acquisition of substantially all of the business and assets of the Subcontractor relating to the subject matter of this Agreement.  This right shall be retained provided that such successor shall expressly assume all of the obligations and liabilities of the Subcontractor under this Agreement, and that the Subcontractor shall remain liable and responsible to SAIC-F for the performance and observance of all such obligations.

In the event SAIC-F's Prime Contract with the Government is succeeded by a successor contractor selected by the Government, this Agreement may be assigned to the successor contractor and timely written notice will be provided to Subcontractor.

16.0  INSURANCE REQUIREMENTS
Prior to award, the Subcontractor must provide Certificates of Insurance, evidencing that the required insurance coverages required below are in force and providing not less than thirty days written notice prior to any cancellation or restrictive modification of the policies.  In addition, the Certificate of Insurance shall 1) certify that the Subcontractor is insured for the period of performance of this Agreement, 2) shall name "SAIC-Frederick, Inc." as "Additionally Named Insured" and, 3) shall identify this Agreement by number and brief description.

If at any time the period of performance of this Agreement the insurance coverage lapses or is cancelled, the Subcontractor will immediately notify SAIC-Frederick, Inc.  The below required coverages and their limits in no way lessen nor affect Subcontractor's other obligations or liabilities set forth in this Agreement.

Subcontractor agrees to purchase and maintain at its own expense the following insurance coverages with minimum limits as stated:

a)
Statutory Workers' Compensation and Employer's Liability in an amount no less than that required by statute in the state of subcontract performance covering its employees, including a waiver of subrogation obtained from the carrier in favor of SAIC-F;

b)
Commercial General Liability in an amount no less than $1 Million per each occurrence and $2 Million in this Aggregate covering bodily injury, broad form property damage, personal injury, products and completed operations, contractual liability and independent contractors' liability.  SAIC-F, its officers and employees shall be included as Additional Insureds and a waiver of subrogation shall be obtained from the carrier in favor of SAIC-F;

c)	Automobile Liability in an amount no less than $1 Million Combined Single Limit for Bodily Injury covering use of all owned, non-owned, and hired vehicles.
d)
Professional Liability in an amount no less than $1 Million per occurrence covering damages caused by any acts, errors, and omissions arising out of the professional services performed by Subcontractor, or any person for whom the Subcontractor is legally liable.  To the extent that coverage for Subcontractor's services are not excluded in b) above by virtue of being deemed not of a professional nature, this requirement does not apply

e)
All-Risk Property Insurance in an amount adequate to replace property, including supplies covered by this Agreement, of SAIC-F and/or SAIC-F's customer that may be in the possession or control of Subcontractor.  SAIC-F shall be named as a Loss Payee with respect to loss or damage to said property and/or supplies furnished by SAIC-F.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

The required insurance coverages above shall be primary and non-contributing with respect to any other insurance that may be maintained by SAIC-F and notwithstanding any provision contained herein, Subcontractor, and its employees, agents, representatives, consultants, subcontractors and suppliers, are not insured by the SAIC-F, and are not covered under any policy of insurance that the SAIC-F has obtained or has in place.

Any self-insured retentions, deductibles and exclusions in coverage in the policies required under this Article shall be assumed by, for the account of, and at the sole risk of Subcontractor which provides the insurance and to the extent applicable shall be paid by Subcontractor.  In no event shall the liability of Subcontractor be limited to the extent of any insurance or the minimum limits required herein.

17.0  INDEMNIFICATION
Subcontractor shall indemnify, defend and hold harmless SAIC-F from and against any and all claims, liabilities, damages, losses, causes of action, lawsuits, costs and expenses, including reasonable attorneys' fees and litigation costs incurred in connection therewith and regardless of legal theory (hereinafter referred to as "claims"), occasioned wholly or in part by any act or omission of Subcontractor or any of its lower tiers, or their employees, agents or representatives arising out of this Agreement.  Notwithstanding the foregoing, Subcontractor's obligations under this Section shall not apply to any claims where it does not receive timely notice of the claim or that are finally determined by a court of competent jurisdiction to be occasioned by the negligence or willful misconduct of SAIC-F.

18.0  INFRINGEMENT INDEMNITY
Subcontractor shall, at its expense, indemnify, defend, save and hold SAIC-F and its successors, affiliates, officers, directors, employees, agents, independent contractors and customers, and the officers, agents and employees of such customers (hereinafter collectively referred to in this section as "SAIC-F") harmless from and against any and all damages, liabilities, penalties, interest and costs awarded against and reasonable expenses, including without limitation attorneys' fees that result or arise out of, in whole or part, any claims, suits, proceedings, actions, causes of action and demands brought against the SAIC-F asserting that the deliverables, including without delivery, including without limitation all software, goods or services, or any part thereof, furnished under this Agreement, or the creation, delivery, use modification, reproduction, release, performance, display or disclosure, including without limitation resale or sublicensing thereof, constitutes an infringement of any U.S. patent, trademark, trade secret, copyright or other proprietary or intellectual property right or rights of privacy or publicity.  In the event such goods or services or use thereof are enjoined in whole or in part, Subcontractor shall at its expense and SAIC-F's option undertake one of the following: (i) obtain for SAIC-F the right to continue the use of such goods or services; (ii) in a manner acceptable to SAIC-F, substitute equivalent goods or services or make modifications thereto so as to avoid such infringement and extend this indemnity thereto; or (iii) refund to SAIC-F an amount equal to the purchase price for such goods or services plus any excess costs or expenses incurred in obtaining substitute goods or services from another source.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Notwithstanding this Section, should the deliverables or portion thereof be held to constitute an infringement and use as contemplated by this Agreement be enjoined or be threatened to be enjoined, Subcontractor shall notify SAIC-F and immediately, at Subcontractor's expense; (i) procure for SAIC-F the right to continue to use the deliverables or portion thereof with a version that is non-infringing, provided that the replacement or modified version meets any applicable specifications to SAIC-F's satisfaction.  If (i) or (ii) are not available to Subcontractor, in addition to any damages or expenses reimbursed under this section, Subcontractor shall refund to SAIC-F all amounts paid to Subcontractor by SAIC-F under this Agreement.

19.0  CONFIDENTIAL INFORMATION
Subcontractor shall not at any time, up to three years after expiration or termination of this Agreement, use or disclose to any person for any purpose other than to perform this Agreement, any information it receives, directly or indirectly from SAIC-F in connection with this Agreement, except information that is or becomes publicly available, or is rightfully received by Subcontractor from a third party without restriction.  Upon request by SAIC-F, Subcontractor shall return to SAIC-F all documentation and other material containing such information.

20.0  DISPUTES
20.1
If a decision relating to the Prime Contract is made by the NCI-Frederick Contracting Officer and such decision is also related to this Agreement, said decision, if binding upon SAIC-F under the Prime Contract shall in turn be binding upon SAIC-F and Subcontractor with respect to such matter; provided, however, that if Subcontractor disagrees with any such decision made by the NCI Contracting Officer and SAIC-F elects not to appeal any such decision, Subcontractor shall have the right reserved to SAIC-F under the Prime Contract with the Government to prosecute a timely appeal in the name of SAIC-F, as permitted by the contract or by law, Subcontractor to bear its own legal and other costs.  If SAIC-F elects not to appeal any such decision, SAIC-F agrees to notify Subcontractor in a timely fashion after receipt of such decision and to assist Subcontractor in its prosecution of any such appeal in every reasonable manner.  If SAIC-F elects to appeal any such decision of the NCI Contracting Officer, SAIC-F agrees to furnish Subcontractor promptly of a copy of such appeal.  Any decision upon appeal, if binding upon SAIC-F, shall in turn be binding upon Subcontractor.  Pending the making of any decision, either by the NCI Contracting Officer or on appeal, Subcontractor shall proceed diligently with performance of this Agreement.

If, as a result of any decision or judgment which is binding upon Subcontractor and SAIC-F, as provided above, SAIC-F is unable to obtain payment or reimbursement from the Government under the Prime Contract for, or is required to refund or credit to the Government, any amount with respect to any item or matter for which the SAIC-F has reimbursed or paid Subcontractor, Subcontractor shall, on demand, promptly repay such amount to SAIC-F.  Additionally, pending the final conclusion of any appeal hereunder, Subcontractor shall, on demand promptly repay any such amount to SAIC-F.  SAIC-F's maximum liability for any matter connected with or related to this Agreement which was properly the subject of a claim against the Government under the Prime Contract shall not exceed the amount of the SAIC-F's recovery from the Government.

Subcontractor agrees to provide certification that data supporting any claim made by Subcontractor hereunder is made in good faith and that the supporting data is accurate and complete to the best of the Subcontractor's knowledge or belief, all in accordance with the requirements of the Contracts Disputes Act of 1978 (41USC601-613) and implementing regulations.  If any claim of Subcontractor is determined to be based on upon fraud or misrepresentation, Subcontractor agrees to defend, indemnify, and hold SAIC-F harmless for any and all liability, loss, cost, or expense resulting there from.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Any dispute not addressed in Section 20.1 above, will be subject to Section 20.2 below.

20.2
SAIC-F and Subcontractor agree to first enter into negotiations to resolve any controversy, claim or dispute ("dispute") arising under or relating to this Agreement.  The parties agree to negotiate in good faith to reach a mutually agreeable resolution of such dispute within a reasonable period of time.  If good faith negotiations are unsuccessful, SAIC-F and Subcontractor agree to resolve the dispute by binding and final arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The arbitration shall take place in the County of Frederick, State of Maryland.  The arbitrator(s) shall be bound to follow the provisions of this Agreement in resolving the dispute, and may not award punitive damages.  The decision of the arbitrator(s) shall be final and binding on the parties, and any award of the arbitrator(s) may be entered or enforced in any court of competent jurisdiction.

Subcontractor hereby waives any immunity, sovereign or otherwise, that it would otherwise have to such jurisdiction and agrees that its rights, obligations, and liabilities hereunder shall be determined in the same manner and to the same extent as those of a private litigant under like circumstances.

All costs of the arbitration shall be shared equally between the Parties, but the Parties specifically agree that each Party shall bear the expense of any costs incurred by it for its own counsel, experts, witnesses, preparation of documents, presentations, and logistics related to the proceedings.

Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Agreement, Subcontractor shall proceed diligently with the performance of this Agreement.

21.0  TERMINATION
21.1	Termination for Convenience

21.1.1
Upon direction by the Government, SAIC-F shall have the right to terminate this Agreement or associated Task Orders by providing written notice to Subcontractor.  Upon receiving notice of such termination, Subcontractor shall:

a.	stop all work on this Agreement on the date and to the extent specified;
b.	place no further contracts hereunder except as may be necessary for completing such portions of the Agreement that have not been terminated; and
c.	terminate all contracts to the extent that they may relate to portions of the Agreement that have been terminated; and
d.	protect all property in which SAIC-F has or may acquire an interest and deliver such property to SAIC-F.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

21.1.2
Within twenty (20) business days from such termination, Subcontractor may submit to SAIC-F its written claim for termination charges in the form prescribed by SAIC-F.  Failure to submit such claim within such time shall constitute a waiver of all claims and a release of all SAIC-F's liability arising out of such termination.  Under no circumstances shall Subcontractor be entitled to anticipatory or lost profits.

21.1.3
SAIC-F reserves the right to verify claims hereunder and Subcontractor shall make available to SAIC-F, upon its request, all relevant, non-proprietary books and records for inspection and audit (e.g. time cards and receipts).  If Subcontractor fails to afford SAIC-F its rights hereunder, Subcontractor shall be deemed to have relinquished its claim.

21.2	Termination for Default

21.2.1	SAIC-F may, by written notice of default to Subcontractor, terminate the whole or any part of this Agreement, in any one of the following circumstances:
a.	Subcontractor fails to make delivery of the goods or to perform the services within time specified herein or any extension thereof; or
b.
Subcontractor fails to perform any of the other provisions of this Agreement in accordance with its terms and does not cure such failure within a period of ten (10) days after receipt of notice from SAIC-F specifying such failure; or

c.	Subcontractor becomes insolvent or the subject of proceedings under any law relating to the relief of debtors or admits in writing its inability to pay its debts as they become due.

21.2.2
If this Agreement is so terminated, SAIC-F may procure or otherwise obtain, upon such terms and in such manner as SAIC-F may deem appropriate, goods or services similar to those terminated.  Subcontractor shall be liable to SAIC-F for any excess costs of such similar supplies or services.

21.2.3
Subcontractor shall transfer title and deliver to SAIC-F, in the manner and to the extent requested in writing by SAIC-F at or after termination, such complete or partially completed articles, property, materials, parts, tools, fixtures, plans, drawings, information and contract rights as Subcontractor has produced or acquired for the performance of the terminated part of this Agreement, and SAIC-F will pay Subcontractor the contract price for completed articles delivered to and accepted by SAIC-F and the fair value of the other property of Subcontractor so requested and delivered.

21.2.4
Subcontractor shall continue performance of this Agreement to the extent not terminated.  SAIC-F shall have no obligation to Subcontractor with respect to the terminated part of this Agreement except as herein provided.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

22.0  SAIC-F FURNISHED DATA AND MATERIALS

All items furnished, loaned or bailed by SAIC-F hereunder, or fabricated, manufactured, purchased, or otherwise acquired by Subcontractor for the performance of this Agreement and specifically charged to SAIC-F, are the property of SAIC-F.

Upon completion, expiration or termination of this Agreement, Subcontractor shall return all such items in good condition, reasonable wear only excepted, together with all spoiled and surplus items to SAIC-F, or make such other disposition thereof as may be directed or approved by SAIC-F.  Subcontractor agrees to replace, at its expense, all such items not so returned.  Subcontractor shall make no charge for any storage, maintenance or retention of such items.  Subcontractor shall bear all risk of loss for all such items in Subcontractor's possession.

Subcontractor also agrees to use any designs or data contained or embodied in such items in accordance with any restrictive legends placed on such items by SAIC-F or any third party.  If SAIC-F furnishes any material, for fabrication hereunder, Subcontractor agrees: (i) not to substitute any other material for such fabrication with SAIC-F's prior written consent, and (ii) that title to such material shall not be affected by incorporation in or attachment to any other property.

23.0  PUBLICATION/ PUBLICITY AND PRESS RELEASE
23.1
Publication/Publicity.  Unless otherwise specified in this contract, the Subcontractor is encouraged to publish the results of its work under this Agreement.  A copy of each article submitted by the Subcontractor for publication shall be promptly sent to the SAIC-F Technical Representative and shall also inform the same when the article or other publication is published.  Additionally, final manuscripts shall be submitted electronically to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) (Available at: http://www.pubmedcentral.nih.gov).  The subcontractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this Agreement in any media by including an acknowledgment substantially as follows:

23.1.1
For Manuscripts: "This project has been funded in whole or in part with Federal funds from the National Cancer Institute, National Institutes of Health, under Contract No.  HHSN261200800001E.  The content of this publication does not necessarily reflect the views of policies of the Department of Health and Human Services, nor does mention of trade names, commercial products, or organizations imply endorsement by the U.S. Government."

For Abstracts: (due to space limitations): "Funded by NCI Contract No.  HHSN261200800001E."

23.1.2	Authors of manuscripts/abstracts have the option of using any or all of the following affiliations:

Option 1) Government laboratory name
Option 2) SAIC-Frederick, Inc. laboratory name
Option 3) SAIC-Frederick, Inc.  directorate name

The selected option(s) shall be inserted into the following statement:

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Author(s) Name, (Option 1, 2, and/or 3), SAIC-Frederick, Inc., NCI-Frederick, Frederick, Maryland 21702.

23.1.3	The following additional statement is to be included in manuscripts when animal studies have been performed:

"NCI-Frederick is accredited by AAALAC International and follows the Public Health Service Policy for the Care and Use of Laboratory Animals.  Animal care was provided in accordance with the procedures outlined in the Guide for Care and Use of Laboratory Animals (National Research Council; 1996; National Academy Press; Washington, D.C.)."

23.2
Press Releases.  The Subcontractor shall not, without prior written approval of the SAIC-F Contracting Officer, issue press releases describing or otherwise referring to this Agreement or the efforts undertaken as a result thereof.  Requests for approval shall be submitted 30 calendar days prior to any requested release date.

Any approved press releases as well as, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money shall clearly state: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

24.0  GENERAL RELATIONSHIP
The Subcontractor is not an employee of SAIC-F for any purpose whatsoever.  Subcontractor agrees that in all matters relating to this Agreement it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Agreement.  Subcontractor shall have no right, power or authority to create any obligation, expressed or implied, on behalf of SAIC-F and/or the Government and shall have no authority to represent SAIC-F as an agent.

25.0  NON-WAIVER OF RIGHTS
The failure of SAIC-F to insist upon strict performance of any of the terms and conditions in the Subcontract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter.  The invalidity in whole or in part of any term or condition of this Agreement shall not affect the validity of other parts hereof.

26.0  LEGAL CONSTRUCTION AND INTERPRETATIONS
This Agreement shall be governed by and interpreted in accordance with the principles of federal contract law, and to the extent that federal contract law is not dispositive, and the state law becomes applicable, the laws of the State of Maryland shall apply without regard to its conflict or choice of law provisions.

27.0  EXPORT CONTROL COMPLIANCE FOR FOREIGN PERSONS
Subcontractor shall not, nor shall Subcontractor authorize or permit its employees, agents or lower tiers to disclose, export or re-export any SAIC-F information, or any process, product or services that is produced under this Agreement, without prior notification to SAIC-F and complying with all applicable Federal, State and local laws, regulations and ordinances, including the regulations of the U.S. Department of Commerce and/or the U.S. Department of State.  In addition, Subcontractor agrees to immediately notify SAIC-F if Subcontractor is listed on any of the Department of State, Treasury or Commerce proscribed persons or destinations lists, or if Subcontractor's export privileges are otherwise denied, suspended or revoked in whole or in part.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Under its contract with NCI-Frederick, SAIC-F conducts research activities that include export-controlled technology that cannot be readily segregated.  SAIC-F may require Subcontractor (including any lower tiers) to place restrictions on their work force performing onsite at SAIC-Frederick, Inc. to protected individuals as established under the guidelines of the Commerce Department Export Administration Regulations (EAR) and the State Department International Traffic in Arms Regulations (ITAR).

Contractors (including any lower tiers) may be required to disclose the status of personnel proposed to perform work onsite prior to award.

Contractors shall include in all agreements and related documents with lower tiers, notice to third parties that the export of any process, goods and/or technical data from the United States may require an export control license from the U.S. Government and that, failure to obtain such export control license may result in termination of Subcontract, and/or criminal liability under U.S. laws.

28.0  STANDARDS OF BUSINESS ETHICS & CONDUCT
SAIC-F believes in fair and open competition and is committed to conducting its business fairly, impartially and in an ethical and proper manner.  SAIC-F's expectation is that Subcontractor also will conduct its business fairly, impartially and in an ethical and proper manner.  If Subcontractor has cause to believe that SAIC-F or any employee or agent of SAIC-F has acted improperly or unethically under this agreement/Subcontract, Subcontractor shall report such behavior to the SAIC Ethics Hotline (800) 435-4234.  Copies of the SAIC code of ethics and contacts for such reports are available on http://www.saic.com under Corporate Governance.

29.0  AUDIT
At any time before final payment SAIC-F may request and perform an audit of the invoices and substantiating material.  Each payment previously made shall be subject to reduction to the extent of amounts that are found by the SAIC-F not to have been properly payable in accordance with the payment terms of this Agreement.  Audit will include, but not be limited to, individual daily job time cards, invoices for material, storeroom requisitions, expense reports, and other substantiation supporting invoiced amounts.

30.0  COMPLIANCE WITH LAWS AND REGULATIONS
Subcontractor shall submit all certifications required by SAIC-F under this Agreement and shall at all times, at its own expense, comply with all applicable Federal, State and local laws, ordinances, administrative orders, rules or regulations.

31.0  GIFTS
Subcontractor shall not make or offer a gratuity or gift of any kind to SAIC-F's employees or their families.  Subcontractor should note that the providing of gifts or attempting to provide gifts under government subcontracts might be a violation of the Anti-Kickback Act of 1986 (4 U.S.C. 51-58).

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

32.0  MARYLAND SALES AND USE TAX
The State of Maryland has issued Direct Payment Permit #3, effective date August 29, 1996; a copy of this Permit is available upon request.  As a holder of a Direct Payment Permit, SAIC-F is authorized to make direct payment of sales and use tax to the State of Maryland.  Accordingly, Subcontractors that provide goods and services to SAIC-F are relieved from collecting sales tax from SAIC-F.  Therefore, Subcontractor shall not place a separate line item for State of Maryland sales and use tax on any invoice sent to SAIC-F.  Please note that the Permit is not to be used by Subcontractor to make purchases free of sales tax, nor shall the Permit be transferred or assigned.

33.0  NOTICE OF DELAY
Subcontractor agrees to immediately notify SAIC-F in writing of any actual or potential delay in Subcontractors performance under this Agreement.  Such notice shall, at a minimum, describe the cause, effect, duration and corrective action proposed by Subcontractor to address the problem.  Subcontractor shall give prompt written notice to the SAIC-F of all changes to such conditions.  This notification shall be informational only, and compliance with this provision shall not be construed as a waiver by SAIC-F of any delivery schedule or date or of any rights or remedies provided by law or under this Agreement.

34.0  NOTIFICATION OF DEBARMENT/SUSPENSION
By acceptance of this Agreement either in writing or by performance, Subcontractor certifies that as of the date of award of this Agreement neither the Subcontractor, lower tiers, nor any of its principals, is debarred, suspended, or proposed for debarment by the Federal Government.  Further, Subcontractor shall provide immediate written notice to the SAIC-F Contracting Officer in the event that during performance of this Agreement the Subcontractor or any of its principals is debarred, suspended, or proposed for debarment by the Federal Government.

35.0  SECURITY
Under its contract with NCI-Frederick, SAIC-F may be required to conduct, on persons performing work on Government Owned or controlled installations, individual background checks prior to the commencement of effort.  As part of this process, information will be required to enable SAIC-F to conduct the appropriate background checks, including name (including any aliases), daytime phone number, SSN, date of birth, and country of birth.  Individuals who are unable or unwilling to provide the required information and/or receive the required authorizations will not be allowed access to NCI-Frederick or any controlled premises.

Subcontractor agrees to comply with the Information Technology (IT) systems security and /or privacy specifications set forth in the Agreement; the Computer Security Act of 1987; Office of Management and Budget (OMB) Circular A-130, Appendix III, "Security of Federal Automated Information Systems", and the DHHS Automated Information Systems Security Program (AISSP) Handbook, which may be found at the following websites:

Computer Security Act of 1987: http://csrc.nist.qov/qroups/SMA/ispab/documents/csa 87.txt,
OMB A-130 Appendix III: http://www.whitehouse.qov/omb/circulars a130 al 30trans4/,
DH HS Al SSP Handbook: http://intranet.hhs.qov/infosec/docs/policies quides/ISPP/isp toc.htm

Subcontractor further agrees to include this provision in any Order awarded pursuant to the Agreement.  Failure to comply with these requirements may constitute cause for termination under Section 21 of these Terms and Conditions.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Subcontractor shall be responsible for properly protecting all information used, gathered, or developed as a result of the Agreement.  Subcontractor shall establish and implement appropriate administrative, technical, and physical safeguards to ensure the security and confidentiality of sensitive Government information, data and/or equipment.  Any Subcontractor employee who may have access to sensitive information under this agreement shall complete the form entitled, "Commitment to Protect Non-Public Information — Contractor Agreement," which may be found at the following website: http://irm.cit.nih.qov/securitv/Nondisclosure.pdf

A copy of each signed and witnessed Non-Disclosure agreement shall be submitted to SAIC-F's Contractual Representative prior to performing any work under the Agreement.

Subcontractor shall assure that each employee has completed the NIH Computer Security Awareness Training (http://irtsectraining.nih.gov) prior to performing any work under this Agreement.

Subcontractor shall maintain and submit to the Contracting Officer a listing by name and title of each individual working under this Agreement, which has completed the NIH required training.  Any additional security training completed by Seller staff shall be included on this listing.

In addition, during all activities and operations on Government premises, Subcontractor shall comply with DHHS, including NIH, rules of conduct.  Should Subcontractor have questions concerning these requirements or need of procedural guidance to ensure compliance it may contact SAIC-F's Contractual Representative.

36.0  TOBACCO USE AT THE NCI-FREDERICK
In accordance with the Department of Health and Human Services (HHS) directive, the NCI-Frederick campus is a tobacco free workplace.  Use of tobacco in any form is prohibited on the entire NCI-Frederick campus.  This includes personal vehicles while on NCI-Frederick property and all government vehicles, regardless of their location.

This policy applies to all employees, Government and Contractor, visitors, subcontractors, vendors and guests of the NCI-Frederick, and extends to all HHS owned or leased facilities and properties external to the NCI-Frederick campus where the sole tenant(s) are HHS and/or SAIC-F employees.

37.0  SEVERABILITY
If any term contained in this Agreement is held or finally determined to be invalid, illegal or unenforceable in any respect , in whole or in part, such term shall be severed from this Subcontract, and the remaining terms contained herein shall continue in force and effect, and shall in no way be affected, prejudiced or disturbed thereby.

38.0  INTERPRETATION
The captions and headings used in this Subcontract are solely for the convenience of the parties, and shall not be used in the interpretation of the text of this Agreement.  Each party has read and agreed to the specific language of this Agreement; therefore no conflict, ambiguity or doubtful interpretation shall be construed against the drafter.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

39.0  ELECTRONIC AND INFORMATION TECHNOLOGY STANDARDS
Subcontractor agrees to comply with Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d) as amended by P.L. 105-220 under Title IV (Rehabilitation Act Amendments of 1998).  Electronic and Information Technology (EIT) developed, procured, maintained, and/or used under this Agreement shall be in compliance with the "Electronic and Information Technology Accessibility Standards" set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the "Access Board") in 36 CFR Part 1194.  The complete text of Section 508 Final Standards can be accessed at http://www.section508.gov/.  Applicable standards to this requirement are set forth in 36 CFR Part 1194.21 through 26.

Subcontractor further agrees to include this provision in any lower-tier subcontract awarded pursuant to the Agreement.  Failure to comply with these requirements may constitute cause for termination under Section 21 of this Agreement.

40.0  ACCEPTANCE OF SUBCONTRACT AND MODIFICATION OF TERMS
Acceptance of this Agreement by Subcontractor may be made by signing the acknowledgement copy hereof or by partial performance hereunder, and any such acceptance shall constitute an unqualified agreement to all terms and conditions set forth herein unless otherwise modified in writing by the parties.  Any additions, deletions or differences in the terms proposed by Subcontractor are objected to and hereby rejected, unless SAIC-F agrees otherwise in writing.  No additional or different terms and conditions proposed by the Subcontractor in accepting this Agreement shall be binding upon SAIC-F unless accepted in writing by SAIC-F and no other addition, alteration or modification to, and no waiver of any of the provisions herein contained shall be valid unless made in writing and executed by SAIC-F and Subcontractor.  Subcontractor shall perform in accordance with this Agreement, including all attachments, and any Orders issued hereunder.

41.0  ORGANIZATIONAL CONFLICT OF INTEREST
The Subcontractor certifies that no financial, contractual, organizational, or other interest exists relating to the work under this agreement that would constitute an Organizational Conflict of Interest or otherwise cause the Subcontractor to be unable or potentially unable to render impartial assistance or advice, impair objectivity in performing the work, or create an unfair competitive advantage for any entity wherein the Subcontractor has an interest.  The Subcontractor is personally responsible for identifying any such conflict of interest, or any relationship or actions that might give the appearance that a conflict of interest exists or could reasonably be viewed as affecting the Subcontractor's objectivity in performing work under this Agreement.  By signature the Subcontractor certifies the understanding of the above and that no Organizational Conflict of Interest exists that would affect this Agreement.  The Subcontractor also indemnifies or otherwise holds harmless SAIC-F should an Organizational Conflict of Interest become apparent (not previously disclosed) during the life of this Agreement.

42.0  PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES
The Subcontractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with and the provision of resources and support to, individuals and organizations associated with terrorism.  It is the legal responsibility of the Subcontractor to ensure compliance with these Executive Orders and Laws.  This clause must be included in all subcontracts issued under this Agreement.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

43.0  COST PRINCIPLES AND PROCEDURES
Subcontractor agrees that to the extent applicable, costs allocated to this Agreement shall be in full compliance with FAR Subpart 31.2 Subpart 31.3 for Educational Institutions) and the applicable agency supplements thereto, if any.  In the event such compliance is not maintained, Subcontractor agrees to compensate SAIC-F to the full extent of any prices or costs, including any penalties or interest that are determined by SAIC-F's customer to be unallowable or unreasonable or not allocable, under SAIC-F's contract with its customer.

44.0  CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH
Pursuant to the current HHS annual appropriations act, the Subcontractor shall not use subcontract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g (b)).  The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.  Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds provided under this HHSN subcontract, may not be used for cloning of human beings.

45.0  NEEDLE EXCHANGE
Subcontract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug in accordance with Public Law and DHHS annual appropriations act.

46.0  FAR/HHSAR CLAUSES APPLICABLE TO THIS AGREEMENT
The clauses in FAR Subpart 52.2 and Department of Health and Human Services Acquisition Regulations (HHSAR) indicated below and in effect on the date of this Agreement are incorporated herein and made a part of this Agreement in full force and effect as if provided in full text.  To the extent that an earlier version of any such clause is included in the SAIC-F's Prime Contract under which this Agreement is issued, the date of the clause as it appears in such Prime Contract shall be controlling and said version shall be incorporated herein.

Unless a purposeful distinction is made clear and the context of the clause requires retention of the original definition, the term "Contractor" shall mean Subcontractor, the term "Contract" shall mean this Agreement, the term "Subcontractor" shall mean subcontractors of Seller at any tier, and the terms "Government", "Contracting Officer" and equivalent phrases shall mean SAIC-Frederick, Inc. and SAIC-Frederick's Contracting Officer, respectively.  It is intended that the referenced clauses shall apply to Subcontractor in such manner as is necessary to reflect the position of Seller as a Subcontractor to SAIC-Frederick, Inc. to insure Subcontractor's obligations to SAIC-Frederick, Inc. and to the United States Government, and to enable SAIC-Frederick, Inc. to meet its obligations under its Prime Contract.

Full text of the referenced clauses may be found in the FAR (Code of Federal Regulation [CFR] Title 48), available at http://www.arnet.gov/far/ and in the HHSAR (Health and Human Services Acquisition Regulation) available at http://www.hhs.gov/oamp/policies/index.htmI

46.1	The following clauses are applicable to this Agreement at the dollar values indicated:

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

FAR/HHSAR	Clause Title
52.202-1	Definitions (Over $100,000)
52.203-3	Gratuities (Over $100,000)
52.203-5	Covenant Against Contingent Fees (Over §100,000)
52.203-6	Restrictions on Subcontractor Sales to the Government (Over $100,000)
52.203-7	Anti-Kickback Procedures (Over $100,000)
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
52.203-12	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
52.204-4	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
52.209-6	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $30,000)
52.215-2	Audit and Records - Negotiation (Over $100,000), Alternate II (Apr 1998)
52.216-7	Allowable Cost and Payment
52.216-8	Fixed Fee
52.219-8	Utilization of Small Business Concerns (Over $100,000)
52.219-9	Small Business Subcontracting Plan (Over $550,000)
52.219-16	Liquidated Damages - Subcontracting Plan (Over $550,000)
52.222-21	Prohibition of Segregated Facilities
52.222-26	Equal Opportunity
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Over $100,000)
52.222-36	Affirmative Action for Workers with Disabilities
52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Over $100,000)
52.222-50	Combating Trafficking in Persons
52.223-6	Drug-Free Workplace
52.223-14	Toxic Chemical Release Reporting (Over $100,000)
52.225-1	Buy American Act - Supplies
52.225-13	Restrictions on Certain Foreign Purchases
52.232-9	Limitation on Withholding of Payments
52.232-20	Limitation of Cost
52.237-3	Continuity of Services
52.242-13	Bankruptcy (Over $100,000)
52.244-5	Competition in Subcontracting (Over $100,000)
352.202-1	Definitions - with Alternate paragraph (h) (Jan 2006)
352.216-72	Additional Cost Principles
352.228-7	Insurance - Liability to Third Persons
352.232-9	Withholding of Contract Payments
352.233-70	Litigation and Claims
352.242-71	Final Decisions on Audit Findings
352.249-14	Excusable Delays
352.270-10	Anti-Lobbying (Over $100,000)

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

46.2	The following clause(s) are provided in full text as applicable to this BOA and Task Orders:

FAR 52.204-11 American Recovery and Reinvestment Act—Reporting Requirements (Mar 2009).
(a) Definitions.  As used in this clause—
"Contract", as defined in FAR 2.101, means a mutually binding legal relationship obligating the seller to furnish the supplies or services (including construction) and the buyer to pay for them.  It includes all types of commitments that obligate the Government to an expenditure of appropriated funds and that, except as otherwise authorized, are in writing.  In addition to bilateral instruments, contracts include (but are not limited to) awards and notices of awards; job orders or task letters issued under basic ordering agreements; letter contracts; orders, such as purchase orders, under which the contract becomes effective by written acceptance or performance; and bilateral contract modifications.  Contracts do not include grants and cooperative agreements covered by 31 U.S.C. 6301, et seq.  For discussion of various types of contracts, see FAR Part 16.
"First-tier subcontract" means a subcontract awarded directly by a Federal Government prime contractor whose contract is funded by the Recovery Act.
"Jobs created" means an estimate of those new positions created and filled, or previously existing unfilled positions that are filled, as a result of funding by the American Recovery and Reinvestment Act of 2009 (Recovery Act).  This definition covers only prime contractor positions established in the United States and outlying areas (see definition in FAR 2.101).  The number shall be expressed as "full-time equivalent" (FTE), calculated cumulatively as all hours worked divided by the total number of hours in a full-time schedule, as defined by the contractor.  For instance, two full-time employees and one part-time employee working half days would be reported as 2.5 FTE in each calendar quarter.
"Jobs retained" means an estimate of those previously existing filled positions that are retained as a result of funding by the American Recovery and Reinvestment Act of 2009 (Recovery Act).  This definition covers only prime contractor positions established in the United States and outlying areas (see definition in FAR 2.101).  The number shall be expressed as "full-time equivalent" (FTE), calculated cumulatively as all hours worked divided by the total number of hours in a full-time schedule, as defined by the contractor.  For instance, two full-time employees and one part-time employee working half days would be reported as 2.5 FTE in each calendar quarter.
"Total compensation" means the cash and noncash dollar value earned by the executive during the contractor's past fiscal year of the following (for more information see 17 CFR 229.402(c)(2)):
(1) Salary and bonus.
(2) Awards of stock, stock options, and stock appreciation rights.  Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R), Shared Based Payments.
(3) Earnings for services under non-equity incentive plans.  Does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.
(4) Change in pension value.  This is the change in present value of defined benefit and actuarial pension plans.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(5) Above-market earnings on deferred compensation which is not tax-qualified.
(6) Other compensation.  For example, severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property if the value for the executive exceeds $10,000.
(b) This contract requires the contractor to provide products and/or services that are funded under the American Recovery and Reinvestment Act of 2009 (Recovery Act).  Section 1512(c) of the Recovery Act requires each contractor to report on its use of Recovery Act funds under this contract.  These reports will be made available to the public.
(c) Reports from contractors for all work funded, in whole or in part, by the Recovery Act, and for which an invoice is submitted prior to June 30, 2009, are due no later than July 10, 2009.  Thereafter, reports shall be submitted no later than the 10th day after the end of each calendar quarter.
(d) The Contractor shall report the following information, using the online reporting tool available at www.FederalReporting.gov.
(1) The Government contract and order number, as applicable.
(2) The amount of Recovery Act funds invoiced by the contractor for the reporting period.  A cumulative amount from all the reports submitted for this action will be maintained by the government's on-line reporting tool.
(3) A list of all significant services performed or supplies delivered, including construction, for which the contractor invoiced in this calendar quarter.
(4) Program or project title, if any.
(5) A description of the overall purpose and expected outcomes or results of the contract, including significant deliverables and, if appropriate, associated units of measure.
(6) An assessment of the contractor's progress towards the completion of the overall purpose and expected outcomes or results of the contract (i.e., not started, less than 50 percent completed, completed 50 percent or more, or fully completed).  This covers the contract (or portion thereof) funded by the Recovery Act.
(7) A narrative description of the employment impact of work funded by the Recovery Act.  This narrative should be cumulative for each calendar quarter and only address the impact on the contractor's workforce.  At a minimum, the contractor shall provide-
(i) A brief description of the types of jobs created and jobs retained in the United States and outlying areas (see definition in FAR 2.101).  This description may rely on job titles, broader labor categories, or the contractor's existing practice for describing jobs as long as the terms used are widely understood and describe the general nature of the work; and
(ii) An estimate of the number of jobs created and jobs retained by the prime contractor, in the United States and outlying areas.  A job cannot be reported as both created and retained.
(8) Names and total compensation of each of the five most highly compensated officers of the Contractor for the calendar year in which the contract is awarded if-
(i) In the Contractor's preceding fiscal year, the Contractor received—
(A) 80 percent or more of its annual gross revenues from Federal contracts (and subcontracts), loans, grants (and subgrants) and cooperative agreements; and $25,000,000 or more in annual gross revenues from Federal contracts (and subcontracts), loans, grants (and subgrants) and cooperative agreements; and
(ii) The public does not have access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(9) For subcontracts valued at less than $25,000 or any subcontracts awarded to an individual, or subcontracts awarded to a subcontractor that in the previous tax year had gross income under $300,000, the Contractor shall only report the aggregate number of such first tier subcontracts awarded in the quarter and their aggregate total dollar amount.
(10) For any first-tier subcontract funded in whole or in part under the Recovery Act, that is over $25,000 and not subject to reporting under paragraph 9, the contractor shall require the subcontractor to provide the information described in (i), (ix), (x), and (xi) below to the contractor for the purposes of the quarterly report.  The contractor shall advise the subcontractor that the information will be made available to the public as required by section 1512 of the Recovery Act.  The contractor shall provide detailed information on these first-tier subcontracts as follows:
(i) Unique identifier (DUNS Number) for the subcontractor receiving the award and for the subcontractor's parent company, if the subcontractor has a parent company.
(ii) Name of the subcontractor.
(iii) Amount of the subcontract award.
(iv) Date of the subcontract award.
(v) The applicable North American Industry Classification System (NAICS) code.
(vi) Funding agency.
(vii) A description of the products or services (including construction) being provided under the subcontract, including the overall purpose and expected outcomes or results of the subcontract.
(viii) Subcontract number (the contract number assigned by the prime contractor).
(ix) Subcontractor's physical address including street address, city, state, and country.  Also include the nine-digit zip code and congressional district if applicable.
(x) Subcontract primary performance location including street address, city, state, and country.  Also include the nine-digit zip code and congressional district if applicable.
(xi) Names and total compensation of each of the subcontractor's five most highly compensated officers, for the calendar year in which the subcontract is awarded if—
(A) In the subcontractor's preceding fiscal year, the subcontractor received—
(1) 80 percent or more of its annual gross revenues in Federal contracts (and subcontracts), loans, grants (and subgrants), and cooperative agreements; and
(2) $25,000,000 or more in annual gross revenues from Federal contracts (and subcontracts), loans, grants (and subgrants), and cooperative agreements; and
(B) The public does not have access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986

47.0  INTELLECTUAL PROPERTY
47.1	The following clauses are applicable to this Agreement:

FAR	Clause Title
52.227-1, Alt I	Authorization and Consent
52.227-11	Patent Rights- Ownership by the Contractor
52.227-14	Rights in Data- General

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

47.2	The following Ianguage is provided in full text

FAR	Clause Title
52.227-11	Patent Rights- Ownership by the Contractor

As prescribed in 27.303(a), insert the following clause:

PATENT RIGHTS—RETENTION BY THE CONTRACTOR (SHORT FORM) (JUNE 1997)
(j) Communications.

All invention disclosures and requests for greater rights shall be sent to the Contracting Officer.  Additionally, a copy of all invention disclosures, confirmatory licenses to the government, face page of the patent applications, waivers and other routine communications should send to the Contracting Officer and the Director, Office of Extramural Research Administration, Division of Extramural Inventions and Technology Resources, National Institutes of Health, 6701 Rockledge Drive, Room 1136, Bethesda, MD 20892-7750 or www.iEdison.gov citing the SAIC-F contract number HHSN261200800001E.

(End of clause)

48.0  REPORTING MATTERS INVOLVING FRAUD WASTE AND ABUSE
Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the DHHS Inspector General's Office in writing or on the Inspector General's Hotline.  The toll free number is 1-800-DHHS-TIPS (1-800-447-8477).  All telephone calls will be handled confidentially.  The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

49.0  LIMITATION ON USE OF FUNDS FOR PROMOTION OF LEGALIZATION OF CONTROLLED SUBSTANCES
Pursuant to the current HHS annual appropriations act, the Subcontractor shall not use subcontract funds to support activities that promote the legalization of any drug or other substance included in schedule I of the schedules of controlled substances established under section 202 of the Controlled Substances Act (21 U.S.C. 812), except for normal and recognized executive-congressional communications.  This limitation shall not apply when the Government determines that there is significant medical evidence of a therapeutic advantage to the use of such drug or other substance or that federally sponsored clinical trials are being conducted to determine therapeutic advantage.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

50.0  SALARY RATE LIMITATION
Pursuant to the current HHS annual appropriations act, SAIC-F shall not pay the direct salary of an individual through this Agreement at a rate in excess of Executive Level I.  Direct salary is exclusive of fringe benefits, overhead and general and administrative expenses (also referred to as "indirect costs" or "facilities and administrative (F&A) costs").  Direct salary has the same meaning as the term "institutional base salary." An individual's direct salary (or institutional base salary) is the annual compensation that the Subcontractor pays for an individual's appointment whether that individual's time is spent on research, teaching, patient care or other activities.  Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the Subcontractor.  If this is a multiple year contract, it may be subject to unilateral modifications by SAIC-F if an individual's salary rate used to establish contract funding exceeds any salary rate limitation subsequently established in future HHS appropriation acts.  Payment of direct salaries is limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.  See the following Web site for current Executive Schedule rates of pay: http://www.opm.qov/oca/ .. (Rates are effective January 1 of each calendar year unless otherwise noted.)

51.0  FORCE MAJEURE
Neither party shall be liable for any failure of or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, acts of a public enemy, terrorism, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, explosions, labor disputes (whether or not the employees' demands are reasonable and/or within the party's power to satisfy), acts of any governmental body, failure or delay of third parties or governmental bodies from whom a party is obtaining or must obtain approvals, authorizations, licenses, franchises or permits, or inability to obtain labor, materials, power, equipment, or transportation (collectively referred to herein as "Force Majeure").  Each party shall use its reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event and to promptly notify the other of any actual or potential Force Majeure event.

52.0  ENTIRE AGREEMENT
The parties hereby agree that this Agreement, including all documents incorporated herein by reference or attached hereto, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

[SAIC LETTERHEAD] - ATTACHMENT 1: STATEMENT OF WORK
BASIC ORDERING AGREEMENT 10XS020

A.       Overview/Background
The Dale and Betty Bumpers Vaccine Research Center (VRC) of the National Institutes of Allergies and Infectious Diseases (NIAID), at the National Institutes of Health, was established to facilitate research in vaccine development.  The VRC is dedicated to improving global human health through the rigorous pursuit of effective vaccines for human diseases.  One of the key components of the VRC mission involves the rapid advancement of promising vaccine candidates from the laboratory to the clinic.  Meeting this mission necessitates the development of vaccine manufacturing infrastructure that includes the capacity for cGMP production of materials for Phase I/II clinical trials.

The VRC has developed a prime-boost strategy using multiclade DNA plasmid vaccines for priming vaccinations and recombinant adenoviral vaccines for booster vaccination.  The next step in bringing the VRC vaccines to market involves producing large quantities of the vaccine for use in clinical trials.  Vaccine Production Program at the VRC is responsible for cGMP production, pre-clinical safety testing and regulatory submission of VRC vaccines for clinical trials.  To expeditiously meet the critical program needs of its Clinical Trials Core, the VRC developed a Vaccine Pilot Plant (VPP) for the manufacture of clinical materials for Phase I/II/III trials.  To date, VRC vaccines have been developed and manufactured by the Vaccine Production Program through collaborations with companies in the vaccine/biotechnology industry, via contracts that enable process and assay development, GMP manufacturing and product release/stability testing.  Such an approach enables the VRC to rapidly respond to emerging public health threats.

This Basic Ordering Agreement follows the Contract 21XS073A, between GenVec and SAIC, Frederick, which was initiated in December 2001.  The Task Orders under the new Basic Ordering Agreement have been approved by the Dr. Richard Schwartz; Chief, Vaccine Production Program, Vaccine Research Center.

B.       Description of Work
This Basic Ordering Agreement between SAIC-Frederick, Inc. and GenVec, Inc. (Subcontractor) covers the generation and characterization of replication deficient research grade as well as pre-GMP adenoviral Vector Seed Stocks (VSS) containing VRC inserts for expressing antigens derived from Human Immunodeficiency (HIV), Simian Immunodeficiency (SIV) and Influenza.

This Basic Ordering Agreement also includes stability testing of currently existing as well as future Virus Banks, Bulk Vaccine Products and Filled Vaccine Products for further development of vaccine products to clinical trials.  If necessary, this Basic Ordering Agreement includes the *.  Additionally, this Basic Ordering Agreement *.  This Basic Ordering Agreement includes the option, if necessary,*.  Finally, this Basic Ordering Agreement includes work for developing, refining and enhancing production processes and assays for clinical manufacturing of adenoviral vector constructs.

The specific description of the work required from the Subcontractor under this Basic Ordering Agreement will be covered in the issued Task Orders.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

One of the key requirements of the VRC's adenoviral vaccines is that the adenoviral vectors be non-replication competent.  The production of adenoviral vectors for use in human vaccines is complicated by the production of replication-competent adenovirus (RCA) during the manufacturing process.  The production of RCA is problematic for several reasons.  Most importantly, when administered to humans, the presence of RCA in vaccine preparations causes cytotoxic and immunotoxic responses.  Due to this toxicity, the presence of RCA is undesirable from a regulatory perspective.  Additionally, during the production process, the RCA outgrows the product of interest, resulting in diminished production yields and increased manufacturing costs.  To overcome the regulatory and production challenges associated with the use of adenoviral vector products, it is desired to manufacture the vectors in a cell line that is incapable of producing RCA.  The 293-ORF6 and * in combination with GenVec's proprietary E1- and E4-deleted adenovector platform essentially eliminates the risk of generating Replication Competent Adenovirus (RCA).  GenVec has never observed RCA due to homologous recombination in any of its Research or Clinical vector lots using this system.

GenVec, Inc. will utilize its proprietary non-replication competent adenoviral vector technologies, proprietary cell lines and proprietary manufacturing process for producing non-replication competent adenoviral vectors.  GenVec will utilize its demonstrated expertise in producing adenoviral vector vaccines containing modified versions of HIV genes and in implementing and maintaining stability testing programs on adenoviral vector Virus Banks and Bulks and Filled adenoviral vector vaccine products.  Furthermore, GenVec shall provide as required the following expertise and proprietary resources to complete the Statement of work:

•	*.

•
GenVec is the source of proprietary 293-ORF6 cell line, which has demonstrated safety profiles in the production of non-replication competent adenoviral vectors for use in human clinical trials.  The 293-ORF6 cell line was prepared under controlled conditions and tested according to US and International regulatory guidelines.  All information on the derivation and testing of the cell line is in a file held by the US Food and Drug Administration and is updated yearly.  *.  The immortal nature of the 293-ORF6 * cell lines provide for the production of high quantities of desired products and meeting the needs of the human clinical trials that the VRC plans to conduct in the future.

•
GenVec's proprietary production process is fully scalable, which allow for ready transition to larger-scale production.  This ability to increase the size of the production process, without radical changes, will allow the Vaccine Pilot Plant to manufacture the increased dosage requirements for Phase III clinical trials.

•	GenVec has licensed its proprietary 293-ORF6 Packaging Cell Line and its proprietary Adenovector Manufacturing Process to the VRC through two separate licensing agreements with NIAID. *.

•
GenVec has demonstrated expertise in production and release and stability testing of adenoviral vector vaccines containing modified versions of HIV genes.  These vectors have demonstrated immunogenicity in non-human primates.  Vaccines for use in the prevention of HIV, produced by GenVec for VRC/NIAID, are currently in VRC's Phase II clinical trials.  Furthermore, additional Phase II clinical trials are planned in the upcoming months.  Assuming these trials yield successful results, VRC will require the production of additional material for Phase II/111 trials.  Regulatory requirements dictate that the materials for Phase II/III trials should be produced in the same cell line used for Phase I trials, otherwise new trials must be conducted.  Switching to another manufacturer and ultimately another cell line would require a repeat of Phase I trials, thus adding significant financial costs and delay in the quest to find an effective vaccine against HIV.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

C.       List of Deliverables
The specific descriptions of the deliverables required from the Subcontractor will be covered in the respective Task Orders issued under this Basic Ordering Agreement.

D.       Reporting Requirement
The specific descriptions of the reports required from the Subcontractor will be covered in the respective Task Orders issued under this Basic Ordering Agreement.

F.       Acceptance Criteria
The acceptance criteria for the work performed by the Subcontractor will be covered in the respective Task Orders issued under this Basic Ordering Agreement.

[*]The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Representations and Certifications
AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009

NOTICE: By signing below, the Subcontractor represents and certifies that this certification is accurate, current, and complete and that the signer is duly authorized to make such certification on behalf of the Subcontractor.

1.           CENTRAL CONTRACTOR REGISTRATION.

It _is, _is not registered in the Central Contractor Registration database.

2.           DUNS NUMBER. (Show as it appears in CCR.)

Its DUNS number is

Its DUNS Plus 4 number is__ __ __ __ or __ a DUNS Plus 4 number is not applicable.

3.           PARENT DUNS NUMBER.

It __ does, __ does not have a parent company.

If it has a parent company, the parent company's DUNS number is __________________.

4.           NAICS Code of work performed

5.           LEGAL BUSINESS NAME. (Show as it appears in CCR.)

Its legal business name by which it is incorporated and pays taxes is

6.           DOING BUSINESS AS (DBA). (Show as it appears in CCR.)

It __ commonly uses another name, __ does not commonly use another name.

If it commonly uses another name, the name is

7.	SUBCONTRACTOR'S PHYSICAL ADDRESS. (P.O. Box or c/o may not be used. Show as it appears in CCR.)

Street Address:

City:

State:

Zip Code (nine digits required):

Congressional district (required if in the United States):

8.           PRIMARY PERFORMANCE LOCATION OF THE SUBCONTRACT WORK.

(P.O. Box or c/o may not be used).

Street Address:

City:

State:

Zip Code (nine digits required):

Congressional district (required if in the United States):

9.           EXECUTIVE COMPENSATION.

 ("Total Compensation" means the complete pay package of subcontractor employees, including all forms of monthly, benefits, services, and in-kind payments, consistent with the regulations of the Securities and Exchange Commission at 17 CFR 229.402.)

A.	Names and total compensation of each of the five most highly compensated officers for the calendar year in which the subcontract is awarded if—
(1)	in its preceding fiscal year, it received—
(a)	80 percent or more of its annual gross revenues in Federal contracts (and subcontracts), loans, grants (and sub-grants), and cooperative agreements; and
(b)	$25,000,000 or more in annual gross revenues from Federal contracts (and subcontracts), loans, grants (and sub-grants), and cooperative agreements; and
(2)
the public does not has access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78M(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986.

NAME	TITLE	TOTAL COMPENSATION

The compensation for senior executives shown above is for calendar year 20_.

Its fiscal year end date is                                                                      .

B.	If compensation of senior executives is not provided in 8.A above, complete the following:

In its preceding fiscal year, it __did, __did not receive—
(1)	80 percent or more of its annual gross revenues in Federal contracts (and subcontracts), loans, grants (and sub-grants), and cooperative agreements; and
(2)	$25,000,000 or more in annual gross revenues from Federal contracts (and subcontracts), loans, grants (and sub-grants), and cooperative agreements.

The public _does, _does not have access to information about the compensation of the senior executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 {15 U.S.C. 78M(a), 78o(d)} or section 6104 of the Internal Revenue Code of 1986.

LEGAL BUSINESS NAME:

10.           GROSS INCOME.

Its gross income in the previous tax year __did, __did not exceed $300,000.

By:
Printed/Typed Name

                                 Signature

Title:

Date: